UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 26, 2010

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Section 1.01	Entry into Material Definitive Agreement

On January 26, 2010, the Company entered into a distribution agreement with Samyang Optics Co. Ltd of South Korea for the exclusive rights to manufacture, assemble and market ZAP's complete line of electric trucks, vans, motorcycles, scooters and ATVs in Korea.

This partnership is part of Samyang’s broader strategic plan to enhance its core business with a new thrust into cleantech, focusing on Korea’s increasing market opportunities in electric vehicles. The agreement establishes Samyang as ZAP’s exclusive distributor and assembly partner, leading to potentially manufacturing its electric vehicles in Korea.  The distribution agreement commits Samyang to set up manufacturing facilities and distribution hubs in Korea with annual procurement quotas. The electric vehicle bodies will be produced by ZAP’s recently announced manufacturing partner, Zhejiang Jonway Automobile Co. Ltd, and uses the electric power train technology and engineering designed by ZAP and produced by ZAP Hangzhou, the joint venture between ZAP, Holley Group and Better World International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: January 27, 2010	By:	/s/ Steven M. Schneider
Chief Executive Officer